Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Postal Realty Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A Common Stock, par value $0.01 per share	457(o)		(1)		(2)		(3)(4)(5)	0.0001476
	Equity	Preferred Stock, par value $0.01 per share	457(o)		(1)		(2)		(3)(4)(5)	0.0001476
	Other	Warrants	457(o)		(1)		(2)		(3)(4)(5)(6)	0.0001476
	Other	Units	457(o)		(1)		(2)		(3)(4)(5)	0.0001476
	Unallocated (Universal) Shelf		457(o)			Unallocated (Universal) Shelf		$183,403,488.98	(7)	0.0001476	$27,070.35	(7)
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	Equity	Class A Common Stock, par value $0.01 per share	415(a)(6)		(1)		(2)		(3)(4)(5)	0.0001091			S-3	333-251079	12/11/2020
	Equity	Preferred Stock, par value $0.01 per share	415(a)(6)		(1)		(2)		(3)(4)(5)	0.0001091			S-3	333-251079	12/11/2020
	Other	Warrants	415(a)(6)		(1)		(2)		(3)(4)(5)(6)	0.0001091			S-3	333-251079	12/11/2020
	Other	Units	415(a)(6)		(1)		(2)		(3)(4)(5)	0.0001091			S-3	333-251079	12/11/2020
	Unallocated (Universal) Shelf		415(a)(6)	N/A		Unallocated (Universal) Shelf		$316,596,511.02		0.0001091	$34,540.67	(7)	S-3	333-251079	12/11/2020	$34,540.67	(7)
								$500,000,000
	Total Offering Amounts
	Total Fees Previously Paid										$34,540.67	(7)
	Total Fee Offsets										—
	Net Fee Due										$27,070.35	(7)

(1)	Subject to footnote (5), there is being registered hereunder such indeterminate number or amount of securities of each identified class of securities of Postal Realty Trust, Inc. (the “Registrant”) as may from time to time be issued or sold at indeterminate prices, with a maximum aggregate public offering price not to exceed $500,000,000. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional number of securities as may be offered or issued from time to time upon stock splits, stock dividends, recapitalizations or similar transactions. No additional consideration will be received for such securities and, therefore, no registration fee is required pursuant to Rule 457(i) under the Securities Act.

(2)	Not required to be included in accordance with General Instruction II.D of Form S-3 under the Securities Act.

(3)	Not required to specify by each class of security in accordance with General Instruction II.D of Form S-3 under the Securities Act.

(4)	No separate consideration will be received for Class A common stock as may, from time to time, be issued upon conversion of preferred stock registered hereunder. No separate consideration will be received for preferred stock as may, from time to time, be issued upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, preferred stock.

(5)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. The aggregate public offering price of the securities registered hereunder will not exceed $500,000,000.

(6)	Includes warrants to purchase Class A common stock, preferred stock or other securities that may be registered hereunder and issued and sold from time to time.

(7)	The Registrant previously registered $500,000,000 in aggregate offering price of securities pursuant to the Registration Statement on Form S-3 (No. 333-251079) filed with the SEC on December 2, 2020 and declared effective on December 11, 2020 (the “2020 Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant is carrying forward to this Registration Statement $316,596,511.02 in aggregate offering price of securities that were initially registered under the 2020 Registration Statement and remain unsold (the “Unsold Securities”). The Registrant previously paid a filing fee of $34,540.67 with respect to the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the 2020 Registration Statement). A filing fee of $27,070.35 with respect to the remaining $183,403,488.98 of securities registered hereunder is being paid herewith. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any Unsold Securities pursuant to the 2020 Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the 2020 Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) under the Securities Act and the updated amount of securities to be registered on this Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the 2020 Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.